EXHIBIT 99.1

For Immediate Release

PERFUMANIA HOLDINGS, INC. AND PARLUX FRAGRANCES, INC.

SHAREHOLDERS APPROVE MERGER

BELLPORT, NY and FORT LAUDERDALE, FL, April 17, 2012 – Perfumania Holdings, Inc. (NASDAQ:PERF) and Parlux Fragrances, Inc. (NASDAQ:PARL) announced that, on April 17, 2012, their shareholders approved the merger of Parlux and a subsidiary of Perfumania, with 98.9% of the shares voted at the Parlux special meeting and 99.2% of the shares voted at the Perfumania special meeting voting in favor.  The companies expect to consummate the merger as soon as the conditions to closing are satisfied.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties are discussed in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to update forward-looking statements that may be made herein or otherwise to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:	Perfumania Holdings, Inc. (631) 866-4156
CONTACT:	Michael W. Katz
Web site:	http://www.perfumania.com

FOR:	Parlux Fragrances, Inc. (954) 316-9008
CONTACT:	Frederick E. Purches, Ext. 8116
Web site:	http://www.parlux.com